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                          CREDIT AND SECURITY AGREEMENT

                                 BY AND BETWEEN

                            FIRST TEAM SPORTS, INC.,

                         HESPELER HOCKEY HOLDING, INC.,

                            HESPELER HOCKEY COMPANY,

                             FIRST TEAM SPORTS GmbH

                                       AND

                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                         Dated as of: September 8, 1999

                       [GRAPHIC OMITTED][GRAPHIC OMITTED]

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



                          CREDIT AND SECURITY AGREEMENT

                          Dated as of September 8, 1999

         First Team Sports, Inc., a Minnesota corporation, Hespeler Hockey Holding, Inc., a Minnesota corporation, Hespeler Hockey Company, a Nova Scotia unlimited liability company, and First Team Sports GmbH, an Austrian corporation (collectively, the "Borrower"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association (the "Lender"), hereby agree as follows:

                                 1. Definitions

         1.1 Definitions.

         For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

                  "Accounts" means all of the Borrower's accounts, as such term is defined in the UCC and the PPSA, including without limitation the aggregate unpaid obligations of customers and other account debtors to the Borrower arising out of the sale or lease of goods or rendition of services by the Borrower on an open account or deferred payment basis.

                  "Advance" means a Revolving Advance or a Term Advance.

                  "Affiliate" or "Affiliates" means any Person controlled by, controlling or under common control with the Borrower, including (without limitation) any Subsidiary of the Borrower. For purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit and Security Agreement, as amended, supplemented or restated from time to time.

                  "Availability" means the difference of (i) the Borrowing Base and (ii) the outstanding principal balance of the Revolving Note plus the L/C Amount.

                  "Banking Day" means a day other than a Saturday, Sunday or other day on which banks are generally not open for business in Minneapolis, Minnesota.

                  "Borrowing Base" means, at any time and subject to change from time to time in the Lender's commercially reasonable judgment, the lesser of:

                  (a)      the Maximum Line; or

                  (b)      the sum of:

                           (i) 100% of the balance of the Custodial Account, as
                  determined after conversion into U.S. Dollars at Opening Norwest Spot Price in the North American foreign exchange session as quoted by Reuters, plus

                           (ii)     80% of Eligible Accounts, plus

                           (iii) 35% of Eligible Finished Goods Inventory and 20% of Eligible In-Transit Inventory, provided that in no event shall Availability attributable to Eligible In-Transit Inventory exceed $400,000, provided, further, that (x) during the period from February 1 through May 31 in any year, Advances against Eligible Inventory shall not exceed $3,500,000, or (y) during the period from June 1 through January 31 in any year, Advances against Eligible Inventory shall not exceed $2,500,000.

                  "City of Anoka Subordination Agreement" means the Subordination Agreement of even date herewith, executed by the City of Anoka, Minnesota in the Lender's favor and acknowledged by the Borrower.

                  "Collateral" means all of the Borrower's Equipment, General Intangibles, Inventory, Receivables, Investment Property, all sums on deposit in the Custodian Account and in any Collateral Account or Toronto Dominion Collateral Account, and any items in any Lockbox or Toronto Dominion Lockbox; together with (i) all substitutions and replacements for and products of any of the foregoing; (ii) proceeds of any and all of the foregoing; (iii) in the case of all tangible goods, all accessions; (iv) all accessories, attachments, parts, equipment and repairs now or hereafter attached or affixed to or used in connection with any tangible goods; and (v) all warehouse receipts, bills of lading and other documents of title now or hereafter covering such goods.

                  "Collateral Account" has the meaning given in the Collateral Account Agreement.

                  "Collateral Account Agreement" means the Collateral Account Agreement of even date herewith by and among the Borrower and the Lender.

                  "Commitment" means the Lender's commitment to make Advances to or for the Borrower's account pursuant to Article 2.

                  "Credit Facility" means the credit facility being made available to the Borrower by the Lender pursuant to Article 2.

                  "Custodial Pledge Agreement" means the Custodial Pledge and Security Agreement of even date herewith by and among the Borrower and the Lender.

                  "Custodial Account" means those accounts maintained with the Lender, in the name of the Lender on behalf of the Borrower, to hold Austrian shillings and Canadian Dollars.

                  "Dated Accounts" means (i) all Accounts of First Team Sports, Inc. that have a stated due date of more than thirty (30) days from the invoice date of such Account and (ii) all Accounts of Hespeler Hockey Company that have a stated due date of more than forty-five (45) days from the invoice date of such Account.

                  "Debt" of any Person means all items of indebtedness or liability which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet of that Person as at the date as of which Debt is to be determined. For purposes of determining a Person's aggregate Debt at any time, "Debt" shall also include the aggregate payments required to be made by such Person at any time under any lease that is considered a capitalized lease under GAAP.

                  "Default" means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

                  "Default Period" means any period of time beginning on the earlier of (i) the day when a Default or Event of Default occurs or
         (ii) the fifteen day of any month during which a Default or Event of Default has occurred, and in either case ending on the date the Lender notifies the Borrower in writing that such Default or Event of Default has been cured or waived.

                  "Default Rate" means, with respect to the Revolving Advances, an annual rate equal to two percent (2%) over the Revolving Floating Rate, which rate shall change when and as the Revolving Floating Rate changes and with respect to the Term Advance, an annual rate equal to two percent (2%) over the Term Floating Rate, which rate shall change when and as the Term Floating Rate changes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Earnings After Taxes" for a period means, post-tax earnings from continuing operations for such period.

                  "Eligible Accounts" means all unpaid Accounts, net of any credits, except the following shall not in any event be deemed Eligible
         Accounts:

                           (i) That portion of (i) Accounts of First Team
                  Sports, Inc. that have a stated due date of 30 days or less after the invoice date that are unpaid after the earlier of 60 days or more after such stated due date or 150 days after the shipping date, or (ii) Accounts of Hespeler Hockey Company that have a stated due date of 45 days or less after the invoice date that are unpaid after the earlier of 60 days or more after such stated due date or 150 days after the shipping date, provided, however, that Dated Accounts shall be ineligible if not paid within 30 days of the stated due date or 150 days after the shipping date;

                           (ii) That portion of Accounts that is disputed or
                  subject to a claim of offset or a contra account;

                           (iii) That portion of Accounts not yet earned by the
                  final delivery of goods or rendition of services, as applicable, by the Borrower to the customer;

                           (iv) Accounts owed by any unit of government, whether
                  foreign or domestic (provided, however, that there shall be included in Eligible Accounts that portion of Accounts owed by such units of government for which the Borrower has provided evidence satisfactory to the Lender that (A) the Lender has a first priority perfected security interest and (B) such Accounts may be enforced by the Lender directly against such unit of government under all applicable laws);

                           (v) Accounts owed by an account debtor located
                  outside the United States or Canada which are not (A) backed by a bank letter of credit naming the Lender as beneficiary or assigned to the Lender, in the Lender's possession and acceptable to the Lender in all respects, in its sole discretion, (B) covered by a foreign receivables insurance policy acceptable to the Lender in its sole discretion;

                           (vi) Accounts owed by an account debtor that is
                  insolvent, the subject of bankruptcy proceedings or has gone out of business;

                           (vii) Accounts owed by a shareholder, Subsidiary,
                  Affiliate, officer or employee of the Borrower;

                           (viii) Accounts not subject to a duly perfected
                  security interest in the Lender's favor or which are subject to any lien, security interest or claim in favor of any Person other than the Lender including without limitation any payment or performance bond;

                           (ix) That portion of Accounts that has been
                  restructured, extended, amended or modified;

                           (x) That portion of Accounts that constitutes
                  advertising, finance charges, service charges or sales or excise taxes;

                           (xi) Accounts owed by an account debtor, regardless
                  of whether otherwise eligible, if 25% or more of the total amount due under Accounts from such debtor is ineligible under clauses (i), (ii) or (ix) above;

                           (xii) Accounts owed by any one account debtor to the
                  extent such Accounts exceed 15% of the Borrower's total Accounts;

                           (xiii)   Accounts of First Team Sports GmbH;

                           (xiv) Accounts whose invoice amount equals or exceeds
                  $50,000, unless the Lender receives copies of such invoices and corresponding shipping documents and such documents are deemed acceptable to the Lender in its sole discretion; and

                           (xv) Accounts, or portions thereof, otherwise deemed
                  ineligible by the Lender in its sole discretion.

                  "Eligible Finished Goods Inventory" means Eligible Inventory consisting of finished goods ready for sale by Borrower.

                  "Eligible In-Transit Inventory" means Inventory manufactured in Asia that the Borrower takes title to immediately after such Inventory has left its Asian port in route to the United States.

                  "Eligible Inventory" means all Inventory of the Borrower, at the lower of cost or market value as determined in accordance with GAAP; provided, however, that the following shall not in any event be deemed Eligible Inventory:

                           (i)

                           (i) Inventory that is: in-transit (but not including
                  Eligible In-Transit Inventory as such term is defined herein); located at any warehouse, job site or other premises not approved by the Lender in writing; located outside of the states, or localities, as applicable, in which the Lender has filed financing statements to perfect a first priority security interest in such Inventory; covered by any negotiable or non-negotiable warehouse receipt, bill of lading or other document of title; on consignment from any Person; on consignment to any Person or subject to any bailment unless such consignee or bailee has executed an agreement with the Lender;

                           (ii) Supplies, packaging, parts, raw materials or
                  sample Inventory;

                           (iii) Work-in-process Inventory;

                           (iv) Inventory that is damaged, obsolete, slow moving
                  or not currently saleable in the normal course of the Borrower's operations;

                           (v) Inventory that the Borrower has returned, has
                  attempted to return, is in the process of returning or intends to return to the vendor thereof;

                           (vi) Inventory that is perishable or live;

                           (vii) Inventory manufactured by the Borrower pursuant
                  to a license unless the applicable licensor has agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory except that Kablooe Product

                  Inc. and Creative Pool Trendscouting GmbH shall be deemed Eligible Inventory; provided, however, if no Default or Event of Default has occurred and is continuing hereunder, the Inventory manufactured by the Borrower pursuant to those certain license agreements between the Borrower and WDG Enterprises, Inc. and International Marketing Management, L.L.C., respectively, shall be deemed to be Eligible Inventory for a period of ninety (90) days from the date of this Agreement even though such licensors have not agreed in writing to permit the Lender to exercise its rights and remedies against such Inventory;

                           (viii) Inventory that is subject to a security
                  interest in favor of any Person other than the Lender;

                           (ix) Inventory that is located in Canada or Austria;
                  and

                           (x) Inventory otherwise deemed ineligible by the
                  Lender in its sole discretion.

                  "Environmental Indemnity Agreement" means the Environmental Indemnity Agreement dated of even date herewith and executed by First Team Sports, Inc. in favor of the Lender with regard to the Premises.

                 "Environmental Laws" has the meaning specified in Section 5.12.

                  "Equipment" means all of the Borrower's equipment, as such term is defined in the UCC and the PPSA, whether now owned or hereafter acquired, including but not limited to all present and future machinery, vehicles, furniture, fixtures, manufacturing equipment, shop equipment, office and record-keeping equipment, parts, tools, supplies, and including specifically (without limitation) the goods described in any equipment schedule or list herewith or hereafter furnished to the Lender by the Borrower.

                  "Event of Default" has the meaning specified in Section 8.1.

                  "Funding Date" has the meaning given in Section 2.1.

                  "GAAP" means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements described in Section 5.5.

                  "General Intangibles" or "Intangibles" means all of the Borrower's general intangibles, as such term is defined in the UCC and the PPSA, whether now owned or hereafter acquired, including (without limitation) all present and future patents, patent applications, copyrights, trademarks, trade names, trade secrets, customer or supplier lists and contracts, manuals, operating instructions, permits, franchises, the right to use the Borrower's name, and the goodwill of the Borrower's business.

                  "Hazardous Substance" has the meaning given in Section 5.12.

                  "Inventory" means all of the Borrower's inventory, as such term is defined in the UCC and the PPSA, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

                  "Investment Property" means all of the Borrower's investment property, as such term is defined in the UCC, whether now owned or hereafter acquired, including but not limited to all securities, security entitlements, securities accounts, commodity contracts, commodity accounts, stocks, bonds, mutual fund shares, money market shares and U.S. Government securities.

                  "L/C Amount" means the sum of (i) the aggregate undrawn face amount of any issued and outstanding Letters of Credit and (ii) the unpaid amount of the Obligation of Reimbursement.

                  "L/C Application" means an application and agreement for letters of credit in a form acceptable to the Lender.

                  "Letter of Credit" has the meaning specified in Section 2.2.

                  "Life Insurance Assignment" means an Assignment of Life Insurance Policy as Collateral to be executed by the owner and the beneficiary thereof, in form and substance satisfactory to the Lender, granting the Lender a first priority lien on the Life Insurance Policy to secure payment of the Obligations.

                  "Life Insurance Policy" has the meaning given in Section 6.11.

                  "Loan Documents" means this Agreement, the Notes and the Security Documents.

                  "Lockbox" has the meaning given in the Lockbox Agreement.

                  "Lockbox Agreement" means the Lockbox Agreement by and among the Borrower and the Lender, of even date herewith.

                  "Maturity Date" means August 31, 2002.

                  "Maximum Line" means $10,000,000, unless said amount is reduced pursuant to Section 2.10, in which event it means the amount to which said amount is reduced.

                  "Mortgage" means the Mortgage and Security Agreement and Fixture Financing Statement dated of even date herewith and executed by First Team Sports, Inc. in favor of the Lender, granting the Lender a first priority lien with regard to the Borrower's facility in the Premises.

                  "Net Worth" means the Borrower's fiscal year-to-date after-tax net worth minus any dividends distributed by the Borrower in such fiscal year, as determined in accordance with GAAP.

                  "Note" means the Revolving Note or the Term Note, and "Notes" means the Revolving Note and the Term Note.

                  "Obligations" means the Notes and each and every other debt, liability and obligation of every type and description which the Borrower may now or at any time hereafter owe to the Lender, whether such debt, liability or obligation now exists or is hereafter created or incurred, whether it arises in a transaction involving the Lender alone or in a transaction involving other creditors of the Borrower, and whether it is direct or indirect, due or to become due, absolute or contingent, primary or secondary, liquidated or unliquidated, or sole, joint, several or joint and several, and including specifically, but not limited to, all indebtedness of the Borrower arising under this Agreement, the Notes or any other loan or credit agreement or guaranty between the Borrower and the Lender, whether now in effect or hereafter entered into.

                  "Obligations of Reimbursement" has the meaning given in
         Section 2.3.

                  "Patent Security Agreement" means the Patent and Trademark Security Agreement by the Borrower in favor of the Lender of even date herewith.

                  "Permitted Lien" has the meaning given in Section 7.1.

                  "Person" means any individual, corporation, partnership, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Plan" means an employee benefit plan or other plan maintained for the Borrower's employees and covered by Title IV of ERISA.

                  "PPSA" means the Personal Property Security Act (Ontario), as in effect from time to time.

                  "Premises" means all premises where the Borrower conducts its business and has any rights of possession, including, but not limited to, the premises legally described in Exhibit D attached hereto.

                  "Prime Rate" means the rate of interest publicly announced from time to time by the Lender as its "prime rate" or, if such bank ceases to announce a rate so designated, any similar successor rate designated by the Lender.

                  "Receivables" means each and every right of the Borrower to the payment of money, whether such right to payment now exists or hereafter arises, whether such right to payment arises out of a sale, lease or other disposition of goods or other property, out of a rendering of services, out of a loan, out of the overpayment of taxes or other liabilities, or otherwise arises under any contract or agreement, whether such right to payment is created, generated or earned by the Borrower or by some other person who subsequently transfers such person's interest to the Borrower, whether such right to payment is or is not already earned by performance, and howsoever such right to payment may be evidenced, together with all other rights and interests (including all liens and security interests) which the Borrower may at any time have by law or agreement against any account debtor or other obligor obligated to make any such payment or against any property of such account debtor or other obligor; all including but not limited to all present and future accounts, contract rights, loans and obligations receivable, chattel papers, bonds, notes and other debt instruments, tax refunds and rights to payment in the nature of general intangibles.

                  "Reportable Event" shall have the meaning assigned to that term in Title IV of ERISA.

                  "Revolving Advance" has the meaning given in Section 2.1.

                  "Revolving Floating Rate" means an annual rate equal to the Prime Rate, which annual rate shall change when and as the Prime Rate changes.

                  "Revolving Note" means the Borrower's revolving promissory notes, payable to the order of the Lender in substantially the form of Exhibit A hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Security Documents" means this Agreement, the Mortgage, the Environmental Indemnity Agreement, the Collateral Account Agreement, the Lockbox Agreement, the Toronto-Dominion Lockbox Agreement, the Custodial Pledge Agreement, the Patent Security Agreement and any other document delivered to the Lender from time to time to secure the Obligations, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Security Interest" has the meaning given in Section 3.1.

                  "Subordination Agreement" means the City of Anoka Subordiantion Agreement and any other subordination agreement accepted by the Lender from time to time, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Subsidiary" means any corporation of which more than 50% of the outstanding shares of capital stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation, irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

                  "Term Advance" has the meaning specified in Section 2.4.

                  "Term Floating Rate" means an annual rate equal to the Prime Rate, which annual rate shall change when and as the Prime Rate changes.

                  "Term Note" means the Borrower's promissory note, payable to the order of the Lender in substantially the form of Exhibit B hereto and any note or notes issued in substitution therefor, as the same may hereafter be amended, supplemented or restated from time to time.

                  "Termination Date" means the earliest of (i) the Maturity Date, (ii) the date the Borrower terminates the Credit Facility, or
         (iii) the date the Lender demands payment of the Obligations.

                  "Toronto-Dominion Lockbox" has the meaning given in the Toronto-Dominion Lockbox Agreement.

                  "Toronto-Dominion Lockbox Agreement" means the Lockbox Agreement by and among the Borrower and The Toronto-Dominion Bank, of even date herewith.

                  "UCC" means the Uniform Commercial Code as in effect from time to time in the state designated in Section 9.13 as the state whose laws shall govern this Agreement, or in any other state whose laws are held to govern this Agreement or any portion hereof.

         1.2 Cross References.

         All references in this Agreement to Articles, Sections and subsections, shall be to Articles, Sections and subsections of this Agreement unless otherwise explicitly specified.

                   2. Amount and Terms of the Credit Facility

         2.1 Revolving Advances.

         The Lender agrees to make advances to the Borrower from time to time from the date all of the conditions set forth in Section 4.1 are satisfied (the "Funding Date") to the Termination Date, on the terms and subject to the conditions herein set forth (the "Revolving Advances"). The Lender shall have no obligation to make a Revolving Advance if, after giving effect to such requested Revolving Advance, the sum of the outstanding and unpaid Revolving Advances would exceed the Borrowing Base. The Borrower's obligation to pay the Revolving Advances shall be evidenced by the Revolving Note and shall be secured by the Collateral as provided in Article 3 and by the Mortgage, provided, however, that the amount of Revolving Advances secured by the Mortgage shall be limited to $1,500,000. Within the limits set forth in this Section 2.1, the Borrower may borrow, prepay pursuant to Section 2.10 and reborrow. The Borrower agrees to comply with the following procedures in requesting Revolving Advances under this
Section 2.1:

                  (a) The Borrower shall make each request for a Revolving Advance to the Lender before 11:00 a.m. (Minneapolis time) of the day of the requested Revolving Advance. Requests may be made in writing or by telephone, specifying the date of the requested Revolving Advance and the amount thereof. Each request shall be by (i) any officer of the Borrower; or (ii) any person designated as the Borrower's agent by any officer of the Borrower in a writing delivered to the Lender; or (iii) any person whom the Lender reasonably believes to be an officer of the Borrower or such a designated agent.

                  (b) Upon fulfillment of the applicable conditions set forth in
         Article 4, the Lender shall disburse the proceeds of the requested Revolving Advance by crediting the same to the Borrower's demand deposit account maintained with the Lender unless the Lender and the Borrower shall agree in writing to another manner of disbursement. Upon the Lender's request, the Borrower shall promptly confirm each telephonic request for an Advance by executing and delivering an appropriate confirmation certificate to the Lender. The Borrower shall repay all Advances even if the Lender does not receive such confirmation and even if the person requesting an Advance was not in fact authorized to do so. Any request for an Advance, whether written or telephonic, shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the time of the request.

         2.2 Letters of Credit.

                  (a) The Lender agrees, on the terms and subject to the conditions herein set forth, to issue, from the Funding Date to the Termination Date, one or more irrevocable standby or documentary letters of credit (each, a "Letter of Credit") for the Borrower's account. The Lender shall have no obligation to issue any Letter of Credit if the face amount of the Letter of Credit to be issued would exceed the Borrowing Base less the sum of (A) all outstanding and unpaid Revolving Advances and (B) the L/C Amount.

         Each Letter of Credit, if any, shall be issued pursuant to a separate L/C Application entered into by the Borrower and the Lender and completed in a manner satisfactory to the Lender. The terms and conditions set forth in each such L/C Application shall supplement the terms and conditions hereof, but if the terms of any such L/C Application and the terms of this Agreement are inconsistent, the terms hereof shall control.

                  (b) No Letter of Credit shall be issued with an expiration date later than the Termination Date in effect as of the date of issuance.

                  (c) Any request to cause the Lender to issue a Letter of Credit under this Section 2.2 shall be deemed to be a representation by the Borrower that the conditions set forth in Section 4.2 have been satisfied as of the date of the request.

         2.3 Payment of Amounts Drawn Under Letters of Credit; Obligation of Reimbursement.

         The Borrower agrees to pay to the Lender any and all amounts required to be paid under the applicable L/C Application, when and as required to be paid thereby, and the amounts designated below, when and as designated:

                  (a) The Borrower hereby agrees to pay the Lender on the day a draft is honored under any Letter of Credit a sum equal to all amounts drawn under such Letter of Credit plus any and all reasonable charges and expenses that the Lender may pay or incur relative to such draw and the applicable L/C Application, plus interest on all such amounts, charges and expenses as set forth below (the Borrower's obligation to pay all such amounts is herein referred to as the "Obligation of Reimbursement").

                  (b) Whenever a draft is submitted under a Letter of Credit, the Lender shall make a Revolving Advance in the amount of the Obligation of Reimbursement and shall apply the proceeds of such Revolving Advance thereto. Such Revolving Advance shall be repayable in accordance with and be treated in all other respects as a Revolving Advance hereunder.

                  (c) If a draft is submitted under a Letter of Credit when the Borrower is unable, because a Default Period then exists or for any other reason, to obtain a Revolving Advance to pay the Obligation of Reimbursement, the Borrower shall pay to the Lender on demand and in immediately available funds, the amount of the Obligation of Reimbursement together with interest, accrued from the date of the draft until payment in full at the Default Rate. Notwithstanding the Borrower's inability to obtain a Revolving Advance for any reason, the Lender is irrevocably authorized, in its sole discretion, to make a Revolving Advance in an amount sufficient to discharge the Obligation of Reimbursement and all accrued but unpaid interest thereon.

                  (d) The Borrower's obligation to pay any Revolving Advance made under this Section 2.3 shall be evidenced by Revolving Note and shall bear interest as provided in Section 2.6.

         2.4 Term Advance.

         The Lender agrees, on the terms and subject to the conditions herein set forth, to make a single advance to the Borrower (via a title insurance company) in an amount not to exceed $4,500,000, on or after the Funding Date (the "Term Advance"). The Borrower's obligation to pay the Term Advance shall be evidenced by the Term Note and shall be secured by the Mortgage. Upon fulfillment of the applicable conditions set forth in Article 4, the Lender shall deposit the proceeds of the Term Advance by crediting the same to the Borrower's demand deposit account identified in Section 2.1(b), unless the Lender and the Borrower shall agree in writing to another manner of disbursement.

         2.5 Payment of Term Note.

         The outstanding principal balance of the Term Note shall be due and payable as follows:

                  (a) Beginning on October 1, 1999, and on the first day of each month thereafter, in monthly principal installments equal to $18,750, plus interest.

                  (b) On the Termination Date, the entire unpaid principal balance of the Term Note, and all unpaid interest accrued thereon, shall in any event be due and payable.

         2.6 Interest; Default Interest; Participations; Usury.

         Interest accruing on the Notes shall be due and payable in arrears on the first day of each month.

                  (a) Revolving Note. Except as set forth in Sections 2.6(c) and 2.6(e), the outstanding principal balance of the Revolving Note shall bear interest at the Revolving Floating Rate; provided, however, if the Borrower generates Net Income of no less than $500,000 for its fiscal year ending February 28, 2000 and no Default or Event of Default has occurred and is continuing hereunder, the Revolving Note shall bear interest at the Revolving Floating Rate less one quarter of one percent (.25%) per annum, effective within thirty (30) days of the Lender's receipt of the audited financial statements required under Section 6.1(a).

                  (b) Term Note. Except as set forth in Sections 2.6(c) and 2.6(e), the outstanding principal balance of the Term Note shall bear interest at the Term Floating Rate; provided, however, if the Borrower generates Net Income of no less than $500,000 for its fiscal year ending February 28, 2000 and no Default or Event of Default has occurred and is continuing hereunder, the Term Note shall bear interest at the Term Floating Rate less one quarter of one percent (.25%) per annum, effective within thirty (30) days of the Lender's receipt of the audited financial statements required under Section 6.1(a).

                  (c) Default Interest Rate. At any time during any Default Period, in the Lender's sole discretion and without waiving any of its other rights and remedies, the principal of the Advances outstanding from time to time shall bear interest at the Default Rate, effective for any periods designated by the Lender from time to time during that Default Period.

                  (d) Participations. If any Person shall acquire a participation in the Advances under this Agreement, the Borrower shall be obligated to the Lender to pay the full amount of all interest calculated under this Agreement, along with all other fees, charges and other amounts due under this Agreement, regardless if such Person elects to accept interest with respect to its participation at a lower rate than the Revolving Floating Rate or the Term Floating Rate, or otherwise elects to accept less than its pro rate share of such fees, charges and other amounts due under this Agreement.

                  (e) Usury. In any event no rate change shall be put into effect which would result in a rate greater than the highest rate permitted by law.

         2.7 Fees.

                  (a) Origination Fee. The Borrower hereby agrees to pay the Lender a fully earned and non-refundable origination fee of $34,000, due and payable upon the execution of this Agreement. The Lender acknowledges receipt of $19,000 toward payment of this fee and the fees, costs and expenses described in Sections 2.7(b) and 9.6.

                  (b) Unused Line Fee. For the purposes of this Section 2.7(b), "Unused Amount" means the Maximum Line reduced by outstanding Revolving Advances and the L/C Amount. The Borrower agrees to pay to the Lender an unused line fee at the rate of one quarter of one percent (.25%) per annum on the average daily Unused Amount from the date of this Agreement to and including the Termination Date, due and payable monthly in arrears on the first day of the month and on the Termination Date.

                  (c) Audit Fees. The Borrower hereby agrees to pay the Lender, on demand, audit fees in connection with any audits or inspections conducted by the Lender of any Collateral or the Borrower's operations or business at the rates established from time to time by the Lender as its audit fees (which fees are currently $500 per day per auditor or $62.50 per hour per auditor), together with all actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection; provided, however, that except during Default Periods, the Borrower shall not have to reimburse the Lender for such fees, costs and expenses to the extent they exceed $5000 per calendar year. For the purposes of this subsection, the term "audit fees" shall not include the fees incured by the Lender as a result of due diligence and audit pick-ups conducted prior to the date of this Agreement, which fees shall be reimbursed by the Borrower up to the amount of $5000.

         2.8 Computation of Interest and Fees; When Interest Due and Payable.

         Interest accruing on the outstanding principal balance of the Advances and fees hereunder outstanding from time to time shall be computed on the basis of actual number of days elapsed in a year of 360 days. Interest shall be payable in arrears on the first day of each month and on the Termination Date.

         2.9 Capital Adequacy.

         If any Related Lender determines at any time that its Return has been reduced as a result of any Rule Change, such Related Lender may require the Borrower to pay it the amount necessary to restore its Return to what it would have been had there been no Rule Change; provided, however, that the Borrower may prepay without penalty under Section 2.11 or this Section 2.9, all, but not part, of the Revolving Advances and the Term Advance by obtaining a firm commitment to lend with terms substantially similar to the terms of the Loan Facility but, after giving effect to the Rule Change, the loan resulting from such firm commitment will not subject the Borrower to the costs being required by such Related Lender to restore its Return. For purposes of this Section 2.9:

                  (a) "Capital Adequacy Rule" means any law, rule, regulation, guideline, directive, requirement or request regarding capital adequacy, or the interpretation or administration thereof by any governmental or regulatory authority, central bank or comparable agency, whether or not having the force of law, that applies to any Related Lender. Such rules include rules requiring financial institutions to maintain total capital in amounts based upon percentages of outstanding loans, binding loan commitments and letters of credit.

                  (b) "Return," for any period, means the return as determined by such Related Lender on the Advances based upon its total capital requirements and a reasonable attribution formula that takes account of the Capital Adequacy Rules then in effect. Return may be calculated for each calendar quarter and for the shorter period between the end of a calendar quarter and the date of termination in whole of this Agreement.

                  (c) "Rule Change" means any change in any Capital Adequacy Rule occurring after the date of this Agreement, but the term does not include any changes in applicable requirements that at the Closing Date are scheduled to take place under the existing Capital Adequacy Rules or any increases in the capital that any Related Lender is required to maintain to the extent that the increases are required due to a regulatory authority's assessment of the financial condition of such Related Lender.

                  (d) "Related Lender" includes (but is not limited to) the Lender, any parent corporation of the Lender and any assignee of any interest of the Lender hereunder and any participant in the loans made hereunder.

Certificates of any Related Lender sent to the Borrower from time to time claiming compensation under this Section 2.9, stating the reason therefor and setting forth in reasonable detail the calculation of the additional amount or amounts to be paid to the Related Lender hereunder to restore its Return shall be conclusive absent manifest error. In determining such amounts, the Related Lender may use any reasonable averaging and attribution methods.

         2.10 Voluntary Prepayment; Reduction of the Maximum Line; Termination of the Credit Facility by the Borrower.

         Except as otherwise provided herein, the Borrower may prepay the Revolving Advances in whole at any time or from time to time in part. The Borrower may prepay the Term Advance (other than in accordance with Section 2.5), terminate the Credit Facility or reduce the Maximum Line at any time if it
(i) gives the Lender at least 30 days' prior written notice and (ii) pays the Lender the prepayment, termination or line reduction fees in accordance with
Section 2.11. Any prepayment of the Term Advance (other than in accordance with Section 2.5) or reduction in the Maximum Line must be in an amount not less than $100,000 or an integral multiple thereof. If the Borrower reduces the Maximum Line to zero, all Obligations shall be immediately due and payable. Any partial prepayments of the Term Note (other than in accordance with Section 2.5) shall be applied to principal payments due and owing in inverse order of their maturities. Upon termination of the Credit Facility and payment and performance of all Obligations, the Lender shall release or terminate the Security Interest and the Security Documents.

         2.11 Termination and Line Reduction Fees; Prepayment Fees.

                  (a) Termination and Line Reduction Fees. If the Credit Facility is terminated for any reason as of a date other than the Maturity Date, or the Borrower reduces the Maximum Line, the Borrower shall pay to the Lender a fee in an amount equal to a percentage of the Maximum Line (or the reduction, as the case may be) as follows: (i) three percent (3%) if the termination or reduction occurs on or before the first anniversary of the Funding Date; (ii)two percent (2%) if the termination or reduction occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one percent (1%) if the termination or reduction occurs after the second anniversary of the Funding Date.

                  (b) Prepayment Fees. If any portion of the Term Note is paid other than in accordance with Section 2.5, the Borrower shall pay to the Lender a prepayment fee in an amount equal to a percentage of the amount so paid as follows: (i) three percent (3%) if the payment occurs on or before the first anniversary of the Funding Date; (ii) two percent (2%) if the payment occurs after the first anniversary of the Funding Date but on or before the second anniversary of the Funding Date; and (iii) one percent (1%) if the payment occurs after the second anniversary of the Funding Date. Any partial prepayments of the Term Note shall be applied to principal payments due and owing in inverse order of their maturities and must be in a minimum amount of $100,000.

                  (c) Waiver of Termination, Line Reduction and Prepayment Fees. The Borrower will not be required to pay the termination, line reduction and prepayment fees otherwise due under this Section 2.11 if such termination, line reduction or prepayment is made because of increased cash flow generated from the Borrower's operations or refinancing by an affiliate of the Lender.

         2.12 Mandatory Prepayment.

         Without notice or demand, if the outstanding principal balance of the Revolving Advances shall at any time exceed the Borrowing Base, the Borrower shall immediately prepay the Revolving Advances to the extent necessary to eliminate such excess. Any payment received by the Lender under this Section
2.12 or under Section 2.10 may be applied to the Obligations, in such order and in such amounts as the Lender, in its discretion, may from time to time determine; provided that any prepayment under Section 2.10 which the Borrower designates as a partial prepayment of the Term Note shall be applied to principal installments of the Term Note in inverse order of maturity.

         2.13 Payment.

         The Lender from time to time at its discretion shall, after allowing two (2) Banking Days, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account. All wire transfer funds received by the Lender on behalf of the Borrower shall be applied on a same-day basis (provided such funds are received prior to 1:00 p.m. central standard time). The Lender may hold all payments not constituting immediately available funds for up to three (3) additional days before applying them to the Obligations. Notwithstanding anything in Section 2.1, the Borrower hereby authorizes the Lender, in its discretion at any time or from time to time without the Borrower's request and even if the conditions set forth in Section
4.2 would not be satisfied, to make a Revolving Advance in an amount equal to the portion of the Obligations from time to time due and payable.

         2.14 Payment on Non-Banking Days.

         Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall in such case be included in the computation of interest on the Advances or the fees hereunder, as the case may be.

         2.15 Use of Proceeds.

         The Borrower shall use the proceeds of Advances for ordinary working capital purposes and to payoff loans from its senior lenders.

         2.16 Liability Records.

         The Lender may maintain from time to time, at its discretion, liability records as to the Obligations. All entries made on any such record shall be presumed correct until the Borrower establishes the contrary. Upon the Lender's demand, the Borrower will admit and certify in writing the exact principal balance of the Obligations that the Borrower then asserts to be outstanding. Any billing statement or accounting rendered by the Lender shall be conclusive and fully binding on the Borrower unless the Borrower gives the Lender specific written notice of exception within 45 days after receipt.

                     3. Security Interest; Occupancy; Setoff

         3.1 Grant of Security Interest.

         The Borrower hereby pledges, assigns and grants to the Lender a security interest (collectively referred to as the "Security Interest") in the Collateral, as security for the payment and performance of the Obligations. The Security Interest created hereby is intended to commence when this Agreement is executed by the Borrower and delivered to the Lender.

         3.2 Notification of Account Debtors and Other Obligors.

         The Lender may at any time (whether or not a Default Period then exists) notify any account debtor or other person obligated to pay the amount due that such right to payment has been assigned or transferred to the Lender for security and shall be paid directly to the Lender. The Borrower will join in giving such notice if the Lender so requests. At any time after the Borrower or the Lender gives such notice to an account debtor or other obligor, the Lender may, but need not, in the Lender's name or in the Borrower's name, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of, or securing, any such right to payment, or grant any extension to, make any compromise or settlement with or otherwise agree to waive, modify, amend or change the obligations (including collateral obligations) of any such account debtor or other obligor; and (b) as the Borrower's agent and attorney-in-fact, notify the United States Postal Service to change the address for delivery of the Borrower's mail to any address designated by the Lender, otherwise intercept the Borrower's mail, and receive, open and handle the Borrower's mail, applying all Collateral as permitted under this Agreement and holding all other mail for the Borrower's account or forwarding such mail to the Borrower's last known address.

         3.3 Assignment of Insurance.

         As additional security for the payment and performance of the Obligations, the Borrower hereby assigns to the Lender any and all monies (including, without limitation, proceeds of insurance and refunds of unearned premiums) due or to become due under, and all other rights of the Borrower with respect to, any and all policies of insurance now or at any time hereafter covering the Collateral or any evidence thereof or any business records or valuable papers pertaining thereto, and the Borrower hereby directs the issuer of any such policy to pay all such monies directly to the Lender. At any time, whether or not a Default Period then exists, the Lender may (but need not), in the Lender's name or in the Borrower's name, execute and deliver proof of claim, receive all such monies, endorse checks and other instruments representing payment of such monies, and adjust, litigate, compromise or release any claim against the issuer of any such policy.

         3.4 Occupancy.

                  (a) The Borrower hereby irrevocably grants to the Lender the right to take possession of the Premises at any time during a Default Period.

                  (b) The Lender may use the Premises only to hold, process, manufacture, sell, use, store, liquidate, realize upon or otherwise dispose of goods that are Collateral and for other purposes that the Lender may in good faith deem to be related or incidental purposes.

                  (c) The Lender's right to hold the Premises shall cease and terminate upon the earlier of (i) payment in full and discharge of all Obligations and termination of the Commitment, and (ii) final sale or disposition of all goods constituting Collateral and delivery of all such goods to purchasers.

                  (d) The Lender shall not be obligated to pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises; provided, however, that if the Lender does pay or account for any rent or other compensation for the possession, occupancy or use of any of the Premises, the Borrower shall reimburse the Lender promptly for the full amount thereof. In addition, the Borrower will pay, or reimburse the Lender for, all taxes, fees, duties, imposts, charges and expenses at any time incurred by or imposed upon the Lender by reason of the execution, delivery, existence, recordation, performance or enforcement of this Agreement or the provisions of this Section 3.4.

         3.5 License.

         Without limiting the generality of the Patent Security Agreement, the Borrower hereby grants to the Lender a non-exclusive, worldwide and royalty-free license to use or otherwise exploit all trademarks, franchises, trade names, copyrights and patents of the Borrower for the purpose of selling, leasing or otherwise disposing of any or all Collateral during any Default Period.

         3.6 Financing Statement.

         A carbon, photographic or other reproduction of this Agreement or of any financing statements signed by the Borrower is sufficient as a financing statement and may be filed as a financing statement in any state or province to perfect the security interests granted hereby. The Borrower authorizes the Lender to file such financing statements and financing change statements as the Lender may deem appropriate to perfect on an on-going basis and continue the Security Interest. For this purpose, the following information is set forth:

                  Name and address of Debtor:

                  First Team Sports, Inc.
                  1201 Lund Boulevard
                  Anoka, Minnesota 55303

                  Federal Tax Identification No. 41-1545748


                  Hespeler Hockey Holding, Inc.
                  1201 Lund Boulevard
                  Anoka, Minnesota 55303

                  Federal Tax Identification No. 41-1912022


                  Hespeler Hockey Company
                  1201 Lund Boulevard
                  Anoka, Minnesota 55303

                  Federal Tax Identification No. 873538193


                  First Team Sports GmbH
                  Triester Strasse 391
                  Graz, Austria 8055

                  Federal Tax Identification No. 990/9505


                  Name and address of Secured Party:

                  Norwest Bank Minnesota, National Association
                  Norwest Center
                  Sixth Street and Marquette Avenue
                  N9312-040
                  Minneapolis, Minnesota 55479

                  Federal Tax Identification No. 41-1592157

         3.7 Setoff.

         The Borrower agrees that the Lender may at any time or from time to time, at its sole discretion and without demand and without notice to anyone, setoff any liability owed to the Borrower by the Lender, whether or not due, against any Obligation, whether or not due. In addition, each other Person holding a participating interest in any Obligations shall have the right to appropriate or setoff any deposit or other liability then owed by such Person to the Borrower, whether or not due, and apply the same to the payment of said participating interest, as fully as if such Person had lent directly to the Borrower the amount of such participating interest.

         3.8 Rights and Remedies under PPSA.

         In addition to those rights granted herein and in any other agreement now or hereafter in effect between the Borrower and the Lender and in addition to any other rights the Lender may have at law or in equity, the Lender shall have, both before and after any Event of Default, all rights and remedies of a secured party under the PPSA. However, the Lender shall not be liable or accountable for any failure to exercise its remedies, take possession of, collect, enforce, realize, sell, lease, license or otherwise dispose of Collateral or to institute any proceedings for such purposes.

         3.9 Appointment of Receiver.

         Upon the occurrence of and during the continuance of any Event of Default, the Lender may appoint or reappoint by instrument in writing, any person or persons, whether an officer or officers or an employee or employees of the Lender or not, to be a receiver or receivers (hereinafter called a "Receiver," which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her stead. Any such Receiver shall, so far as concerns responsibility for his/her acts, be deemed the agent of the Borrower and not of the Lender and the Lender shall not be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver, his/her servants, agents or employees. Subject to the provisions of the instrument appointing him/her, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the Borrower and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, to the extent permitted by law (provided that any limitations under applicable law shall only apply to the extent that they may not be waived or otherwise varied), including the Borrower, enter upon, use and occupy all premises owned or occupied by the Borrower wherein Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the Borrower's business or as security for loans or advances to enable the Receiver to carry on Borrower's business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by the Lender, all Money received from time to time by such Receiver in carrying out his/her appointment shall be received in trust for and paid over to the Lender. Every such Receiver may, in the discretion of the Lender, be vested with all or any of the rights and powers of the Lender. This
Section 3.9 shall only apply to the Collateral of Hespeler Hockey Company located in Canada.

                            4. Conditions of Lending

         4.1 Conditions Precedent to the Initial Revolving and Term Advance.

         The Lender's obligation to make the initial Revolving Advance and Term Advance hereunder shall be subject to the condition precedent that the Lender shall have received all of the following, each in form and substance satisfactory to the Lender:

                  (a) This Agreement, properly executed by the Borrower.

                  (b) The Notes, properly executed by the Borrower.

                  (c) The Mortgage, properly executed by First Team Sports, Inc.

                  (d) The Environmental Indemnity Agreement, properly executed by First Team Sports, Inc.

                  (e) A commitment for a mortgagee's title insurance policy regarding the Premises secured by the Mortgage, in form and substance acceptable to the Lender.

                  (f) The Life Insurance Assignment, properly executed by the beneficiary and owner thereof, and the Life Insurance Policy, each in form and substance satisfactory to the Lender, together with such evidence as the Lender may request that the Life Insurance Policy is subject to no assignments or encumbrances other than the Life Insurance Assignment.

                  (g) The Collateral Account Agreement, properly executed by the Borrower.

                  (h) The Lockbox Agreement, properly executed by the Borrower.

                  (i) The Toronto-Dominion Lockbox Agreement, properly executed by the Borrower and The Toronto-Dominion Bank.

                  (j) The Custodial Pledge Agreement, properly executed by the Borrower.

                  (k) The Patent Security Agreement, properly executed by the Borrower.

                  (l) The City of Anoka Subordination Agreement, properly executed by the City of Anoka, Minnesota and acknowledged by the Borrower.

                  (m) Current searches of appropriate filing offices showing that (i) no state or federal tax liens have been filed and remain in effect against the Borrower, (ii) no financing statements or assignments of patents, trademarks or copyrights have been filed and remain in effect against the Borrower except those financing statements and assignments of patents, trademarks or copyrights relating to Permitted Liens or to liens held by Persons who have agreed in writing that upon receipt of proceeds of the Advances, they will deliver UCC or PPSA releases and/or terminations and releases of such assignments of patents, trademarks or copyrights satisfactory to the Lender, and (iii) the Lender has duly filed all financing statements (including Canadian financing statements) necessary to perfect the Security Interest, to the extent the Security Interest is capable of being perfected by filing.

                  (n) A certificate of the Borrower's Secretary or Assistant Secretary certifying as to (i) the resolutions of the Borrower's directors and, if required, shareholders, authorizing the execution, delivery and performance of the Loan Documents, (ii) the Borrower's articles of incorporation and bylaws, and (iii) the signatures of the Borrower's officers or agents authorized to execute and deliver the Loan Documents and other instruments, agreements and certificates, including Advance requests, on the Borrower's behalf.

                  (o) A current certificate issued by the Secretary of State or similar governing authority of the state or jurisdiction where each Borrower is incorporated, certifying that such Borrower is in compliance with all applicable organizational requirements of such state or jurisdiction.

                  (p) Evidence that the Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary.

                  (q) A certificate of an officer of the Borrower in his personal capacity as an officer of the Borrower, confirming, in his personal capacity, the representations and warranties set forth in
         Article 5.

                  (r) An opinion of counsel to the Borrower, addressed to the Lender.

                  (s) Certificates of the insurance required hereunder, with all hazard insurance containing a lender's loss payable endorsement in the Lender's favor and with all liability insurance naming the Lender as an additional insured.

                  (t) After giving effect to the requested initial Revolving Advance, Availability will still total at least $1,000,000;

                  (u) Payment of the fees and commissions due through the date of the initial Advance under Section 2.7 and expenses incurred by the Lender through such date and required to be paid by the Borrower under
         Section 9.6, including all legal expenses incurred through the date of this Agreement.

                  (v) Such other documents as the Lender in its sole discretion may require.

         4.2 Conditions Precedent to All Advances.

         The Lender's obligation to make each Advance shall be subject to the further conditions precedent that on such date:

                  (a) the representations and warranties contained in Article 5 are correct on and as of the date of such Advance as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (b) no event has occurred and is continuing, or would result from such Advance which constitutes a Default or an Event of Default.

                        5. Representations and Warranties

         The Borrower represents and warrants to the Lender as follows:

         5.1 Corporate Existence and Power; Name; Chief Executive Office; Inventory and Equipment Locations; Tax Identification Number.

         First Team Sports, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota, Hespeler Hockey Holding, Inc. is a corporation, duly organized, validly existing and in good standing under the laws of the State of Minnesota, Hespeler Hockey Company is an unlimited liability company, duly organized, validly existing and in good standing under the laws of Nova Scotia, and First Team Sports GmbH is a corporation, duly organized, validly existing and in good standing under the laws of Austria. Each Borrower is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary. Each Borrower has all requisite power and authority, corporate or otherwise, to conduct its business, to own its properties and to execute and deliver, and to perform all of its obligations under, the Loan Documents. During their existence, each Borrower has done business solely under the names set forth in Schedule 5.1 hereto. The Borrower's chief executive office and principal place of business is located at the address set forth in
Schedule 5.1 hereto, and all of the Borrower's records relating to its business or the Collateral are kept at that location. All Inventory and Equipment is located at that location or at one of the other locations set forth in Schedule
5.1 hereto. Each Borrower's tax identification number is correctly set forth in
Section 3.6 hereto.

         5.2 Authorization of Borrowing; No Conflict as to Law or Agreements.

         The execution, delivery and performance by the Borrower of the Loan Documents and the borrowings from time to time hereunder have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the Borrower's stockholders; (ii) require any authorization, consent or approval by, or registration, declaration or filing with, or notice to, any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any third party, except such authorization, consent, approval, registration, declaration, filing or notice as has been obtained, accomplished or given prior to the date hereof (except for the Mortgage and fixture financing statements that will be filed by the Lender after the execution of this Agreement); (iii) violate any provision of any law, rule or regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System) or of any order, writ, injunction or decree presently in effect having applicability to the Borrower or of the Borrower's articles of incorporation or bylaws; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected; provided, however, the Borrower makes no representations or warranties under this subsection (iv) about any license agreements the Borrower may have with any of its licensors listed in Section 8.1(r); or (v) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature (other than the Security Interest and the Mortgage lien) upon or with respect to any of the properties now owned or hereafter acquired by the Borrower.

         5.3 Legal Agreements.

         This Agreement constitutes and, upon due execution by the Borrower, the other Loan Documents will constitute the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         5.4 Subsidiaries.

         Except as set forth in Schedule 5.4 hereto, the Borrower has no Subsidiaries.

         5.5 Financial Condition; No Adverse Change.

         The Borrower has heretofore furnished to the Lender audited financial statements of the Borrower for its fiscal year ended February 29, 1999 and unaudited financial statements of the Borrower for the fiscal year-to-date period ended June 30, 1999 and those statements fairly present the Borrower's financial condition on the dates thereof and the results of its operations and cash flows for the periods then ended and were prepared in accordance with generally accepted accounting principles. Since the date of the most recent financial statements, there has been no material adverse change in the Borrower's business, properties or condition (financial or otherwise).

         5.6 Litigation.

         Except as set forth in Schedule 5.6 hereto, there are no actions, suits or proceedings pending or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Affiliates or the properties of the Borrower or any of its Affiliates before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which, if determined adversely to the Borrower or any of its Affiliates, would have a material adverse effect on the financial condition, properties or operations of the Borrower or any of its Affiliates.

         5.7 Regulation U.

         The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         5.8 Taxes.

         The Borrower and its Affiliates have paid or caused to be paid to the proper authorities when due all federal, state, provincial, municipal and local taxes required to be withheld by each of them. The Borrower and its Affiliates have filed all federal, state, provincial and local tax returns which to the knowledge of the officers of the Borrower or any Affiliate, as the case may be, are required to be filed, and the Borrower and its Affiliates have paid or caused to be paid to the respective taxing authorities all taxes as shown on said returns or on any assessment received by any of them to the extent such taxes have become due.

         5.9 Titles and Liens.

         The Borrower has good and absolute title to all Collateral described in the collateral reports provided to the Lender and all other Collateral, properties and assets reflected in the latest financial statements referred to in Section 5.5 and all proceeds thereof, free and clear of all mortgages, security interests, liens and encumbrances, except for Permitted Liens. No financing statement naming the Borrower as debtor is on file in any office except to perfect only Permitted Liens.

         5.10 Plans.

         Except as set forth in Schedule 5.10 hereto, neither the Borrower nor any of its Affiliates maintains or has maintained any Plan. Neither the Borrower nor any Affiliate has received any notice or has any knowledge to the effect that it is not in full compliance with any of the requirements of ERISA. No Reportable Event or other fact or circumstance which may have an adverse effect on the Plan's tax qualified status exists in connection with any Plan. Neither the Borrower nor any of its Affiliates has:

                  (a) Any accumulated funding deficiency within the meaning of ERISA; or

                  (b) Any liability or knows of any fact or circumstances which could result in any liability to the Pension Benefit Guaranty Corporation, the Internal Revenue Service, the Department of Labor or any participant in connection with any Plan (other than accrued benefits which are or which may become payable to participants or beneficiaries of any such Plan).

         5.11 Default.

         The Borrower is in compliance with all provisions of all agreements, instruments, decrees and orders to which it is a party or by which it or its property is bound or affected, the breach or default of which could have a material adverse effect on the Borrower's financial condition, properties or operations.

         5.12 Environmental Matters.

                  (a) Definitions. As used in this Agreement, the following terms shall have the following meanings:

                           (i) "Environmental Law" means any federal, state,
                  provincial, local or other governmental statute, regulation, law or ordinance dealing with the protection of human health and the environment.

                           (ii) "Hazardous Substances" means pollutants,
                  contaminants, hazardous substances, hazardous wastes, petroleum and fractions thereof, and all other chemicals, wastes, substances and materials listed in, regulated by or identified in any Environmental Law.

                  (b) Except as provided on Schedule 5.12 hereto, to the Borrower's best knowledge, there are not present in, on or under the Premises any Hazardous Substances in such form or quantity as to create any liability or obligation for either the Borrower or the Lender under common law of any jurisdiction or under any Environmental Law, and no Hazardous Substances have ever been stored, buried, spilled, leaked, discharged, emitted or released in, on or under the Premises in such a way as to create any such liability.

                  (c) To the Borrower's best knowledge, the Borrower has not disposed of Hazardous Substances in such a manner as to create any liability under any Environmental Law.

                  (d) There are not and there never have been any requests, claims, notices, investigations, demands, administrative proceedings, hearings or litigation, relating in any way to the Premises or the Borrower, alleging liability under, violation of, or noncompliance with any Environmental Law or any license, permit or other authorization issued pursuant thereto. To the Borrower's best knowledge, no such matter is threatened or impending.

                  (e) To the Borrower's best knowledge, the Borrower's businesses are and have in the past always been conducted in accordance with all Environmental Laws and all licenses, permits and other authorizations required pursuant to any Environmental Law and necessary for the lawful and efficient operation of such businesses are in the Borrower's possession and are in full force and effect. No permit required under any Environmental Law is scheduled to expire within 12 months and there is no threat that any such permit will be withdrawn, terminated, limited or materially changed.

                  (f) To the Borrower's best knowledge, the Premises are not and never have been listed on the National Priorities List, the Comprehensive Environmental Response, Compensation and Liability Information System or any similar federal, state, provincial or local list, schedule, log, inventory or database.

                  (g) The Borrower has delivered to Lender all environmental assessments, audits, reports, permits, licenses and other documents describing or relating in any way to the Premises or Borrower's businesses.

         5.13 Submissions to Lender.

         All financial and other information provided to the Lender by or on behalf of the Borrower in connection with the Borrower's request for the credit facilities contemplated hereby is true and correct in all material respects and, as to projections, valuations or pro forma financial statements, present a good faith opinion as to such projections, valuations and pro forma condition and results.

         5.14 Financing Statements.

         The Borrower has provided to the Lender signed financing statements, or has authorized the Lender's agent to file financing statements, sufficient when filed to perfect the Security Interest and the other security interests created by the Security Documents. When such financing statements are filed in the offices noted therein, the Lender will have a valid and perfected security interest in all Collateral and all other collateral described in the Security Documents which is capable of being perfected by filing financing statements. None of the Collateral or other collateral covered by the Security Documents is or will become a fixture on real estate, unless a sufficient fixture filing is in effect with respect thereto.

         5.15 Rights to Payment.

         Each right to payment and each instrument, document, chattel paper and other agreement constituting or evidencing Collateral or other collateral covered by the Security Documents is (or, in the case of all future Collateral or such other collateral, will be when arising or issued) the valid, genuine and legally enforceable obligation, subject to no defense, setoff or counterclaim, of the account debtor or other obligor named therein or in the Borrower's records pertaining thereto as being obligated to pay such obligation.

                       6. Borrower's Affirmative Covenants

         So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower will comply with the following requirements, unless the Lender shall otherwise consent in writing:

         6.1 Reporting Requirements.

         The Borrower will deliver, or cause to be delivered, to the Lender each of the following, which shall be in form and detail acceptable to the Lender:

                  (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, the Borrower's audited financial statements with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Lender, which annual financial statements shall include the Borrower's balance sheet as at the end of such fiscal year and the related statements of the Borrower's income, retained earnings and cash flows for the fiscal year then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, all in reasonable detail and prepared in accordance with GAAP, together with (i) copies of all management letters prepared by such accountants; (ii) a report signed by such accountants stating that in making the investigations necessary for said opinion they obtained no knowledge, except as specifically stated, of any Default or Event of Default hereunder and all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.13 and 6.14; and (iii) a certificate of the Borrower's chief financial officer stating that such financial statements have been prepared in accordance with GAAP and whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder and, if so, stating in reasonable detail the facts with respect thereto;

                  (b) as soon as available and in any event within 20 days after the end of each month, an unaudited/internal balance sheet and statements of income of the Borrower as at the end of and for such month and for the year to date period then ended, prepared, if the Lender so requests, on a consolidating and consolidated basis to include any Affiliates, in reasonable detail and stating in comparative form the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP, subject to year-end audit adjustments; and accompanied by a certificate of the Borrower's chief financial officer, substantially in the form of Exhibit C hereto stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) all relevant facts in reasonable detail to evidence, and the computations as to, whether or not the Borrower is in compliance with the requirements set forth in Sections 6.13 and 6.14;

                  (c) within 15 days after the end of each month or more frequently if the Lender so requires, agings of the Borrower's accounts receivable and its accounts payable, an inventory certification report, and a calculation of the Borrower's Accounts, Eligible Accounts, Inventory and Eligible Inventory as at the end of such month or shorter time period;

                  (d) at least 30 days before the beginning of each fiscal year of the Borrower, the projected balance sheets and income statements for each month of such year, each in reasonable detail, representing the Borrower's good faith projections and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Lender may in its discretion require;

                  (e) immediately after the commencement thereof, notice in writing of all litigation and of all proceedings before any governmental or regulatory agency affecting the Borrower of the type described in Section 5.12 or which seek a monetary recovery against the Borrower in excess of $100,000;

                  (f) as promptly as practicable (but in any event not later than five business days) after an officer of the Borrower obtains knowledge of the occurrence of any breach, default or event of default under any Security Document or any event which constitutes a Default or Event of Default hereunder, notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such breach, default or event;

                  (g) as soon as possible and in any event within 30 days after the Borrower knows or has reason to know that any Reportable Event with respect to any Plan has occurred, the statement of the Borrower's chief financial officer setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation;

                  (h) as soon as possible, and in any event within 10 days after the Borrower fails to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, the statement of the Borrower's chief financial officer setting forth details as to such failure and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such failure required to be provided to the Pension Benefit Guaranty Corporation;

                  (i) promptly upon knowledge thereof, notice of (i) any disputes or claims by the Borrower's customers exceeding $50,000 individually or $150,000 in the aggregate during any fiscal year; (ii) credit memos exceeding $100,000; (iii) any goods returned to or recovered by the Borrower exceeding $100,000; and (iv) any change in the persons constituting the Borrower's officers and directors;

                  (j) promptly upon knowledge thereof, notice of any loss of or material damage to any Collateral or other collateral covered by the Security Documents or of any substantial adverse change in any Collateral or such other collateral or the prospect of payment thereof;

                  (k) promptly upon their distribution, copies of all financial statements, reports and proxy statements which the Borrower shall have sent to its stockholders;

                  (l) promptly after the sending or filing thereof, copies of all regular and periodic reports which the Borrower shall file with the Securities and Exchange Commission or any national securities exchange;

                  (m) promptly upon knowledge thereof, notice of the Borrower's violation of any law, rule or regulation, the non-compliance with which could materially and adversely affect the Borrower's business or its financial condition; and

                  (n) from time to time, with reasonable promptness, any and all receivables schedules, collection reports, deposit records, equipment schedules, copies of invoices to account debtors, shipment documents and delivery receipts for goods sold, and such other material, reports, records or information as the Lender may request.

         6.2 Books and Records; Inspection and Examination.

         The Borrower will keep accurate books of record and account for itself pertaining to the Collateral and pertaining to the Borrower's business and financial condition and such other matters as the Lender may from time to time request in which true and complete entries will be made in accordance with GAAP and, upon the Lender's request, will permit any officer, employee, attorney or accountant for the Lender to audit, review, make extracts from or copy any and all corporate and financial books and records of the Borrower at all times during ordinary business hours, to send and discuss with account debtors and other obligors requests for verification of amounts owed to the Borrower, and to discuss the Borrower's affairs with any of its directors, officers, employees or agents. The Borrower will permit the Lender, or its employees, accountants, attorneys or agents, to examine and inspect any Collateral, other collateral covered by the Security Documents or any other property of the Borrower at any time during ordinary business hours.

         6.3 Account Verification.

         The Lender may at any time and from time to time send or require the Borrower to send requests for verification of Accounts or notices of assignment to account debtors and other obligors. The Lender may also at any time and from time to time telephone account debtors and other obligors to verify Accounts. The Lender will endeavor to use a nominee name when conducting Account verifications, but is not obligated hereunder to do so.

         6.4 Compliance with Laws.

                  (a) The Borrower will (i) comply with the requirements of applicable laws and regulations, the non-compliance with which would materially and adversely affect its business or its financial condition and (ii) use and keep the Collateral, and require that others use and keep the Collateral, only for lawful purposes, without violation of any federal, state or local law, statute or ordinance.

                  (b) Without limiting the foregoing undertakings, the Borrower specifically agrees that it will comply with all applicable Environmental Laws and obtain and comply with all permits, licenses and similar approvals required by any Environmental Laws, and will not generate, use, transport, treat, store or dispose of any Hazardous Substances in such a manner as to create any liability or obligation under the common law of any jurisdiction or any Environmental Law.

         6.5 Payment of Taxes and Other Claims.

         The Borrower will pay or discharge, when due, (a) all taxes, assessments and governmental charges levied or imposed upon it or upon its income or profits, upon any properties belonging to it (including, without limitation, the Collateral) or upon or against the creation, perfection or continuance of the Security Interest, prior to the date on which penalties attach thereto, (b) all federal, state, provincial, municipal and local taxes required to be withheld by it, and (c) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon any properties of the Borrower; provided, that the Borrower shall not be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which proper reserves have been made.

         6.6 Maintenance of Properties.

                  (a) The Borrower will keep and maintain the Collateral, the other collateral covered by the Security Documents and all of its other properties necessary or useful in its business in good condition, repair and working order (normal wear and tear excepted) and will from time to time replace or repair any worn, defective or broken parts; provided, however, that nothing in this Section 6.6 shall prevent the Borrower from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the Lender's judgment, desirable in the conduct of the Borrower's business and not disadvantageous in any material respect to the Lender.

                  (b) The Borrower will defend the Collateral against all claims or demands of all persons (other than the Lender) claiming the Collateral or any interest therein.

                  (c) The Borrower will keep all Collateral and other collateral covered by the Security Documents free and clear of all security interests, liens and encumbrances except Permitted Liens.

         6.7 Insurance.

         The Borrower will obtain and at all times maintain insurance with insurers believed by the Borrower to be responsible and reputable, in such amounts and against such risks as may from time to time be required by the Lender, but in all events in such amounts and against such risks as is usually carried by companies engaged in similar business and owning similar properties in the same general areas in which the Borrower operates. Without limiting the generality of the foregoing, the Borrower will at all times maintain business interruption insurance including coverage for force majeure and keep all tangible Collateral insured against risks of fire (including so-called extended coverage), theft, collision (for Collateral consisting of motor vehicles) and such other risks and in such amounts as the Lender may reasonably request, with any loss payable to the Lender to the extent of its interest, and all policies of such insurance shall contain a lender's loss payable endorsement for the Lender's benefit acceptable to the Lender and a mortgagee clause. All policies of liability insurance required hereunder shall name the Lender as an additional insured.

         6.8 Preservation of Existence.

         The Borrower will preserve and maintain its existence and all of its rights, privileges and franchises necessary or desirable in the normal conduct of its business and shall conduct its business in an orderly, efficient and regular manner.

         6.9 Delivery of Instruments.

         Upon request by the Lender, the Borrower will promptly deliver to the Lender in pledge all instruments, documents and chattel papers constituting Collateral, duly endorsed or assigned by the Borrower.

         6.10 Collateral Account.

                  (a) If, notwithstanding the instructions to debtors to make payments to the Lockbox, the Borrower receives any payments on Receivables (other than the Receivables of First Team Sports GmbH), the Borrower shall deposit such payments into the Collateral Account or Custodial Account. Until so deposited, the Borrower shall hold all such payments in trust for and as the property of the Lender and shall not commingle such payments with any of its other funds or property.

                  (b) Amounts deposited in the Collateral Account shall not bear interest and shall not be subject to withdrawal by the Borrower, except after full payment and discharge of all Obligations.

                  (c) All deposits in the Collateral Account shall constitute proceeds of Collateral and shall not constitute payment of the Obligations. The Lender from time to time at its discretion shall, after allowing two (2) Banking Days, apply deposited funds in the Collateral Account to the payment of the Obligations, in any order or manner of application satisfactory to the Lender, by transferring such funds to the Lender's general account.

                  (d) All items deposited in the Collateral Account shall be subject to final payment. If any such item is returned uncollected, the Borrower will immediately pay the Lender, or, for items deposited in the Collateral Account, the bank maintaining such account, the amount of that item, or such bank at its discretion may charge any uncollected item to the Borrower's commercial account or other account. The Borrower shall be liable as an endorser on all items deposited in the Collateral Account, whether or not in fact endorsed by the Borrower.

         6.11 Key Person Life Insurance.

         First Team Sports, Inc. shall maintain insurance upon the lives of (i) John J. Egart, its president and chief executive officer and (ii) David G. Soderquist, its vice chairman, in both instances with a death benefit thereunder in an amount not less than $500,000 (collectively, the "Life Insurance Policy"). The right to receive the proceeds of the Life Insurance Policy shall be assigned to the Lender by the Life Insurance Assignment.

         6.12 Performance by the Lender.

         If the Borrower at any time fails to perform or observe any of the foregoing covenants contained in this Article 6 or elsewhere herein, and if such failure shall continue for a period of ten calendar days after the Lender gives the Borrower written notice thereof (or in the case of the agreements contained in Sections 6.5, 6.7, and 6.10, immediately upon the occurrence of such failure, without notice or lapse of time), the Lender may, but need not, perform or observe such covenant on behalf and in the name, place and stead of the Borrower (or, at the Lender's option, in the Lender's name) and may, but need not, take any and all other actions which the Lender may reasonably deem necessary to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of security interests, liens or encumbrances, the performance of obligations owed to account debtors or other obligors, the procurement and maintenance of insurance, the execution of assignments, security agreements and financing statements, and the endorsement of instruments); and the Borrower shall thereupon pay to the Lender on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys' fees and legal expenses) incurred by the Lender in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Lender, together with interest thereon from the date expended or incurred at the applicable floating rate. To facilitate the Lender's performance or observance of such covenants of the Borrower, the Borrower hereby irrevocably appoints the

Lender, or the Lender's delegate, acting alone, as the Borrower's attorney in fact (which appointment is coupled with an interest) with the right (but not the duty) from time to time to create, prepare, complete, execute, deliver, endorse or file in the name and on behalf of the Borrower any and all instruments, documents, assignments, security agreements, financing statements, applications for insurance and other agreements and writings required to be obtained, executed, delivered or endorsed by the Borrower under this Section 6.12.

         6.13 Minimum Net Worth.

         The Borrower's Net Worth, determined as at the end of each month, shall not decrease by more than $1,750,000 at any time from February 28, 1999 through the period ending July 31, 2000.

         6.14 Minimum Earnings After Taxes.

         The Borrower will achieve as of its fiscal year ending February 29, 2000, Earnings After Taxes, of not less than $1.00 and will achieve as of July 31, 2000, Earnings After Taxes of not less than $100,000.

         6.15 New Covenants.

         On or before July 31, 2000, the Borrower and the Lender shall agree on new mutually acceptable covenant levels for Sections 6.13 and 6.14 for periods after such date. The new covenant levels will be based at such a level as to require the Borrower to maintain sufficient cash flow to service its Debt and capital expenditures.

                              7. Negative Covenants

         So long as the Obligations shall remain unpaid, or the Credit Facility shall remain outstanding, the Borrower agrees that, without the Lender's prior written consent:

         7.1 Liens.

         The Borrower will not create, incur or suffer to exist any mortgage, deed of trust, pledge, lien, security interest, assignment or transfer upon or of any of its assets, now owned or hereafter acquired, to secure any indebtedness; excluding, however, from the operation of the foregoing, the following (collectively, "Permitted Liens"):

                  (a) in the case of any of the Borrower's property which is not Collateral or other collateral described in the Security Documents, covenants, restrictions, rights, easements and minor irregularities in title which do not materially interfere with the Borrower's business or operations as presently conducted;

                  (b) mortgages, deeds of trust, pledges, liens, security interests and assignments in existence on the date hereof and listed in
         Schedule 7.1 hereto, securing indebtedness for borrowed money permitted under Section 7.2;

                  (c) the Security Interest and liens and security interests created by the Security Documents; and

                  (d) purchase money security interests relating to the acquisition of machinery and equipment of the Borrower not exceeding the cost or fair market value thereof and so long as no Default Period is then in existence and none would exist immediately after such acquisition.

         7.2 Indebtedness.

         The Borrower will not incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness for borrowed money or letters of credit issued on the Borrower's behalf, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, except:

                  (a) indebtedness arising hereunder;

                  (b) indebtedness of the Borrower in existence on the date hereof and listed in Schedule 7.2 hereto; and

                  (c) indebtedness relating to liens permitted in accordance with Section 7.1.

         7.3 Guaranties.

         The Borrower will not assume, guarantee, endorse or otherwise become directly or contingently liable in connection with any obligations of any other Person, except:

                  (a) the endorsement of negotiable instruments by the Borrower for deposit or collection or similar transactions in the ordinary course of business; and

                  (b) guaranties, endorsements and other direct or contingent liabilities in connection with the obligations of other Persons, in existence on the date hereof and listed in Schedule 7.2 hereto.

         7.4 Investments and Subsidiaries.

                  (a) The Borrower will not purchase or hold beneficially any stock or other securities or evidences of indebtedness of, make or permit to exist any loans or advances to, or make any investment or acquire any interest whatsoever in, any other Person, including specifically but without limitation any partnership or joint venture, except:

                           (i) investments in direct obligations of the United
                  States of America or any agency or instrumentality thereof whose obligations constitute full faith and credit obligations of the United States of America having a maturity of one year or less, commercial paper issued by U.S. corporations rated "A-1" or "A-2" by Standard & Poors Corporation or "P-1" or "P-2" by Moody's Investors Service or certificates of deposit or bankers' acceptances having a maturity of one year or less issued by members of the Federal Reserve System having deposits in excess of $100,000,000 (which certificates of deposit or bankers' acceptances are fully insured by the Federal Deposit Insurance Corporation);

                           (ii) travel advances or loans to the Borrower's
                  officers and employees not exceeding at any one time an aggregate of $25,000;

                           (iii) ownership of or advances to a Borrower or a
                  Subsidiary listed in Schedule 5.4;

                           (iv) advances not to exceed $50,000 in the aggregate
                  to vendors of telephone and copier support and credit report contracts; and

                           (v) advances in the form of progress payments or
                  prepaid rent, not exceeding two (2) months or security deposits.

                  (b) The Borrower will not create or permit to exist any Subsidiary, other than the Subsidiaries in existence on the date hereof and listed in Schedule 5.4.

         7.5 Dividends.

         Except as set forth below, the Borrower will not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on any class of its stock or make any payment on account of the purchase, redemption or other retirement of any shares of such stock or make any distribution in respect thereof, either directly or indirectly.

         7.6 Sale or Transfer of Assets; Suspension of Business Operations.

         The Borrower will not sell, lease, assign, transfer or otherwise dispose of (i) the stock of any Subsidiary, (ii) all or a substantial part of its assets, or (iii) any Collateral or any interest therein (whether in one transaction or in a series of transactions) to any other Person other than the sale of Inventory in the ordinary course of business and will not liquidate, dissolve or suspend business operations; provided, however, that the Borrower may either dissolve Mothership Distribution, Inc. or merge such entity into First Team Sports, Inc. The Borrower will not in any manner transfer any property without prior or present receipt of full and adequate consideration.

         7.7 Consolidation and Merger; Asset Acquisitions.

         The Borrower will not consolidate with or merge into any Person, or permit any other Person to merge into it, or acquire (in a transaction analogous in purpose or effect to a consolidation or merger) all or substantially all the assets of any other Person; provided, however, that the Borrower may merge Mothership Distribution, Inc. into First Team Sports, Inc.

         7.8 Sale and Leaseback.

         The Borrower will not enter into any arrangement, directly or indirectly, with any other Person whereby the Borrower shall sell or transfer any real or personal property, whether now owned or hereafter acquired, and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower intends to use for substantially the same purpose or purposes as the property being sold or transferred.

         7.9 Restrictions on Nature of Business.

         The Borrower will not engage in any line of business materially different from that presently engaged in by the Borrower and will not purchase, lease or otherwise acquire assets not related to its business.

         7.10 Accounting.

         The Borrower will not adopt any material change in accounting principles other than as required by GAAP. The Borrower will not adopt, permit or consent to any change in its fiscal year.

         7.11 Discounts.

         The Borrower will not, after notice from the Lender, grant any discount, credit or allowance to any customer of the Borrower or accept any return of goods sold, or at any time (whether before or after notice from the Lender) modify, amend, subordinate, cancel or terminate the obligation constituting an Eligible Account of any account debtor or other obligor of the Borrower.

         7.12 Defined Benefit Pension Plans.

         The Borrower will not adopt, create, assume or become a party to any defined benefit pension plan, unless disclosed to the Lender pursuant to Section 5.10.

         7.13 Other Defaults.

         The Borrower will not permit any breach, default or event of default to occur under any note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon the Borrower that would have a material adverse effect on the financial condition, properties or operations of the Borrower.

         7.14 Place of Business; Name.

         The Borrower will not transfer its chief executive office or principal place of business, or move, relocate, close or sell any business location. The Borrower will not permit any tangible Collateral or any records pertaining to the Collateral to be located in any state or province or area in which, in the event of such location, a financing statement covering such Collateral would be required to be, but has not in fact been, filed in order to perfect the Security Interest. The Borrower will not change its name.

         7.15 Organizational Documents; S Corporation Status.

         No Borrower will amend its certificate of incorporation, articles of incorporation or bylaws. No Borrower will become an S Corporation within the meaning of the Internal Revenue Code of 1986, as amended.

         7.16 Change in Ownership.

         Except for First Team Sports, Inc., no Borrower will issue or sell any of its stock so as to change the percentage of voting and non-voting stock owned by such Borrower's shareholders, and except for First Team Sports, Inc., no Borrower will permit or suffer to occur the sale, transfer, assignment, pledge or other disposition of any or all of the issued and outstanding shares of stock of such Borrower.

                    8. Events of Default, Rights and Remedies

         8.1 Events of Default.

         "Event of Default", wherever used herein, means any one of the following events:

                  (a) Default in the payment of the Obligations on demand or on any portion of the Obligations that otherwise becomes due and payable;

                  (b) Default in the payment of any fees, commissions, costs or expenses required to be paid by the Borrower under this Agreement;

                  (c) Default in the performance, or breach, of any covenant or agreement of the Borrower contained in this Agreement; provided, however, that no Event of Default shall be deemed to exist with regard to a Default in the performance of Section 6.13 or Section 6.14 unless such Default continues for a period of thirty (30) days from the commencement of the Default Period for such Default under Section 6.13 or Section 6.14;

                  (d) Any Borrower shall be or become insolvent, or admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or any Borrower shall apply for or consent to the appointment of any receiver, trustee, or similar officer for it or for all or any substantial part of its property; or such receiver, trustee or similar officer shall be appointed without the application or consent of such Borrower; or any Borrower shall institute (by petition, application, answer, consent or otherwise) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, liquidation or similar proceeding relating to it under the laws of any jurisdiction; or any such proceeding shall be instituted (by petition, application or otherwise) against any Borrower; or any judgment, writ, warrant of attachment or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower;

                  (e) A petition shall be filed by or against any Borrower under the United States Bankruptcy Code or the Bankruptcy and Insolvency Act (Canada) naming such Borrower as debtor;

                  (f) The Life Insurance Policy shall be terminated, by the Borrower or otherwise; or the Life Insurance Policy shall be scheduled to terminate within 30 days and the Borrower shall not have delivered a satisfactory renewal thereof to the Lender; or the Borrower shall fail to pay any premium on the Life Insurance Policy when due; or the Borrower shall take any other action that impairs the value of the Life Insurance Policy;

                  (g) Any representation or warranty made by the Borrower in this Agreement, or by the Borrower (or any of its officers) in any agreement, certificate, instrument or financial statement or other statement contemplated by or made or delivered pursuant to or in connection with this Agreement or any such guaranty shall prove to have been incorrect in any material respect when deemed to be effective;

                  (h) The rendering against the Borrower of a final judgment, decree or order for the payment of money in excess of $50,000 and the continuance of such judgment, decree or order unsatisfied and in effect for any period of 30 consecutive days without a stay of execution;

                  (i) A default under any bond, debenture, note or other evidence of indebtedness of the Borrower owed to any Person other than the Lender, or under any indenture or other instrument under which any such evidence of indebtedness has been issued or by which it is governed, or under any lease of any of the Premises, and the expiration of the applicable period of grace, if any, specified in such evidence of indebtedness, indenture, other instrument or lease;

                  (j) Any Reportable Event, which the Lender determines in good faith might constitute grounds for the termination of any Plan or for the appointment by the appropriate United States District Court of a trustee to administer any Plan, shall have occurred and be continuing 30 days after written notice to such effect shall have been given to the Borrower by the Lender; or a trustee shall have been appointed by an appropriate United States District Court to administer any Plan; or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Plan or to appoint a trustee to administer any Plan; or the Borrower shall have filed for a distress termination of any Plan under Title IV of ERISA; or the Borrower shall have failed to make any quarterly contribution required with respect to any Plan under Section 412(m) of the Internal Revenue Code of 1986, as amended, which the Lender determines in good faith may by itself, or in combination with any such failures that the Lender may determine are likely to occur in the future, result in the imposition of a lien on the Borrower's assets in favor of the Plan;

                  (k) An event of default shall occur under any Security Document or under any other security agreement, mortgage, deed of trust, assignment or other instrument or agreement securing any obligations of the Borrower hereunder or under any note;

                  (l) Any Borrower shall liquidate, dissolve, terminate or suspend its business operations or otherwise fail to operate its business in the ordinary course, or sell all or substantially all of its assets, without the Lender's prior written consent;

                  (m) Any Borrower shall fail to pay, withhold, collect or remit any tax or tax deficiency when assessed or due (other than any tax deficiency which is being contested in good faith and by proper proceedings and for which it shall have set aside on its books adequate reserves therefor) or notice of any state or federal tax liens shall be filed or issued;

                  (n) Default in the payment of any amount owed by the Borrower to the Lender other than any indebtedness arising hereunder;

                  (o) The Borrower shall take or participate in any action which would be prohibited under the provisions of any Subordination Agreement or make any payment on the Subordinated Indebtedness (as defined in any Subordination Agreement) that any Person was not entitled to receive under the provisions of such Subordination Agreement;

                  (p) Any event or circumstance with respect to the Borrower shall occur such that the Lender shall believe in good faith that the prospect of payment of all or any part of the Obligations or the performance by the Borrower under the Loan Documents is impaired or any material adverse change in the business or financial condition of the Borrower shall occur;

                  (q) Any breach, default or event of default by or attributable to any Affiliate under any agreement between such Affiliate and the Lender;

         8.2 Rights and Remedies.

         During any Default Period, the Lender may exercise any or all of the following rights and remedies:

                  (a) the Lender may, by notice to the Borrower, declare the Commitment to be terminated, whereby the same shall forthwith terminate.

                  (b) the Lender may, by notice to the Borrower, declare the Obligations to be forthwith due and payable, whereupon all Obligations shall become and be forthwith due and payable, without presentment, notice of dishonor, protest or further notice of any kind, all of which the Borrower hereby expressly waives;

                  (c) the Lender may, without notice to the Borrower and without further action, apply any and all money owing by the Lender to the Borrower to the payment of the Obligations;

                  (d) the Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC and the PPSA, including, without limitation, the right to take possession of Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease or otherwise dispose of any or all of the Collateral, and, in connection therewith, the Borrower will on demand assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties;

                  (e) the Lender may exercise and enforce its rights and remedies under the Loan Documents; and

                  (f) the Lender may exercise any other rights and remedies available to it by law or agreement.

Notwithstanding the foregoing, upon the occurrence of an Event of Default described in subsections (d) or (e) of Section 8.1, the Obligations shall be immediately due and payable automatically without presentment, demand, protest or notice of any kind.

         8.3 Certain Notices.

         If notice to the Borrower of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given (in the manner specified in Section 9.3) at least ten calendar days before the date of intended disposition or other action.

                                9. Miscellaneous

         9.1 No Waiver; Cumulative Remedies.

         No failure or delay by the Lender in exercising any right, power or remedy under the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy under the Loan Documents. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

         9.2 Amendments.

         No amendment, modification, termination or waiver of any provision of any Loan Document or consent to any departure by the Borrower therefrom or any release of a Security Interest shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

         9.3 Addresses for Notices.

         Except as otherwise expressly provided herein, all notices, requests, demands and other communications provided for under the Loan Documents shall be in writing and shall be (a) personally delivered, (b) sent by first class United States or Canadian mail, as the case may be, (c) sent by overnight courier of national reputation, or (d) transmitted by telecopy, in each case addressed or telecopied to the party to whom notice is being given at its address or telecopier number as set forth below:

                  If to the Borrower:

                  First Team Sports, Inc., et al.
                  1201 Lund Boulevard
                  Anoka, Minnesota 55303
                  Telecopier:   (612) 576-8000
                  Attention: Kent Brunner

                  If to the Lender:

                  Norwest Bank Minnesota, National Association
                  Norwest Center
                  Sixth Street and Marquette Avenue
                  N9312-040
                  Minneapolis, Minnesota 55479
                  Telecopier:  (612) 341-2472
                  Attention: Susan Mack

or, as to each party, at such other address or telecopier number as may hereafter be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be deemed to have been given on
(a) the date received if personally delivered, (b) when deposited in the mail if delivered by mail, (c) the date sent if sent by overnight courier, or (d) the date of transmission if delivered by telecopy, except that notices or requests to the Lender pursuant to any of the provisions of Article 2 shall not be effective until received by the Lender.

         9.4 Further Documents.

         The Borrower will from time to time execute and deliver or endorse any and all instruments, documents, conveyances, assignments, security agreements, financing statements and other agreements and writings that the Lender may reasonably request in order to secure, protect, perfect or enforce the Security Interest or the Lender's rights under the Loan Documents (but any failure to request or assure that the Borrower executes, delivers or endorses any such item shall not affect or impair the validity, sufficiency or enforceability of the Loan Documents and the Security Interest, regardless of whether any such item was or was not executed, delivered or endorsed in a similar context or on a prior occasion).

         9.5 Collateral.

         This Agreement does not contemplate a sale of accounts, contract rights or chattel paper, and, as provided by law, the Borrower is entitled to any surplus and shall remain liable for any deficiency. The Lender's duty of care with respect to Collateral in its possession (as imposed by law) shall be deemed fulfilled if it exercises reasonable care in physically keeping such Collateral, or in the case of Collateral in the custody or possession of a bailee or other third person, exercises reasonable care in the selection of the bailee or other third person, and the Lender need not otherwise preserve, protect, insure or care for any Collateral. The Lender shall not be obligated to preserve any rights the Borrower may have against prior parties, to realize on the Collateral at all or in any particular manner or order or to apply any cash proceeds of the Collateral in any particular order of application.

         9.6 Costs and Expenses.

         The Borrower agrees to pay on demand all costs and expenses, including (without limitation) attorneys' fees, incurred by the Lender in connection with the Obligations, this Agreement, the Loan Documents, and any other document or agreement related hereto or thereto, and the transactions contemplated hereby, including without limitation all such costs, expenses and fees incurred in connection with the negotiation, preparation, execution, amendment, administration, performance, collection and enforcement of the Obligations and all such documents and agreements and the creation, perfection, protection, satisfaction, foreclosure or enforcement of the Security Interest.

         9.7 Indemnity.

         In addition to the payment of expenses pursuant to Section 9.6, the Borrower agrees to indemnify, defend and hold harmless the Lender, and any of its participants, parent corporations, subsidiary corporations, affiliated corporations, successor corporations, and all present and future officers, directors, employees, attorneys and agents of the foregoing (the "Indemnitees") from and against any of the following (collectively, "Indemnified Liabilities"):

                           (i) any and all transfer taxes, documentary taxes,
                  assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents or the making of the Advances;

                           (ii) any claims, loss or damage to which any
                  Indemnitee may be subjected if any representation or warranty contained in Section 5.12 proves to be incorrect in any respect or as a result of any violation of the covenant contained in Section 6.4(b); and

                           (iii) any and all other liabilities, losses, damages,
                  penalties, judgments, suits, claims, costs and expenses of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel) in connection with the foregoing and any other investigative, administrative or judicial proceedings, whether or not such Indemnitee shall be designated a party thereto, which may be imposed on, incurred by or asserted against any such Indemnitee, in any manner related to or arising out of or in connection with the making of the Advances and the Loan Documents or the use or intended use of the proceeds of the Advances.

If any investigative, judicial or administrative proceeding arising from any of the foregoing is brought against any Indemnitee, upon such Indemnitee's request, the Borrower, or counsel designated by the Borrower and satisfactory to the Indemnitee, will resist and defend such action, suit or proceeding to the extent and in the manner directed by the Indemnitee, at the Borrower's sole costs and expense. Each Indemnitee will use its best efforts to cooperate in the defense of any such action, suit or proceeding. If the foregoing undertaking to indemnify, defend and hold harmless may be held to be unenforceable because it violates any law or public policy, the Borrower shall nevertheless make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower's obligation under this Section 9.7 shall survive the termination of this Agreement and the discharge of the Borrower's other obligations hereunder.

         9.8 Participants.

         The Lender and its participants, if any, are not partners or joint venturers, and the Lender shall not have any liability or responsibility for any obligation, act or omission of any of its participants. All rights and powers specifically conferred upon the Lender may be transferred or delegated to any of the Lender's participants, successors or assigns.

         9.9 Execution in Counterparts.

         This Agreement and other Loan Documents may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.

         9.10 Binding Effect; Assignment; Complete Agreement; Exchanging Information.

         The Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights thereunder or any interest therein without the Lender's prior written consent. This Agreement, together with the Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. Without limiting the Lender's right to share information regarding the Borrower and its Affiliates with the Lender's participants, accountants, lawyers and other advisors, the Lender, Norwest Corporation, and all direct and indirect subsidiaries of Norwest Corporation, may exchange any and all information they may have in their possession regarding the Borrower and its Affiliates, and the Borrower waives any right of confidentiality it may have with respect to such exchange of such information.

         9.11 Severability of Provisions.

         Any provision of this Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

         9.12 Headings.

         Article and Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.

         The Loan Documents shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. This Agreement shall be governed by and construed in accordance with the substantive laws (other than conflict laws) of the State of Minnesota. The parties hereto hereby (i) consent to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related to this Agreement; (ii) waive any argument that venue in any such forum is not convenient, (iii) agree that any litigation initiated by the Lender or the Borrower in connection with this Agreement or the other Loan Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division; and (iv) agree that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. THE PARTIES WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED ON OR PERTAINING TO THIS AGREEMENT.

         9.14 Taxes.

         All payments of principal of, and interest on, the Notes and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, capital, goods and services, use, stamp or franchise taxes and other taxes, surtaxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any governmental authority, excluding franchise taxes and taxes imposed on or measured by the Lender's net income or receipts (all non-excluded items being called "Taxes"). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then such Borrowers will:

         (1) pay directly to the relevant authority the full amount required to be so withheld or deducted;

         (2) promptly forward to the Lender an official receipt or other documentation satisfactory to the Lender evidencing such payment to such authority; and

         (3) pay to the Lender as additional interest such additional amount or amounts as is necessary to ensure that the net amount actually received by the Lender will equal the full amount the Lender would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against the Lender with respect to any payment received by the Lender hereunder, the Lender may pay such Taxes and the Borrower will promptly pay such additional amounts (including any penalty, interest or expense) as is necessary in order that the net amount received by the Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount the Lender would have received had such Taxes not been asserted.

If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental Taxes, interest or penalties that may become payable by the Lender as a result of any such failure, whether or not such Taxes were correctly or legally asserted. For purposes of this Section 9.14, a distribution hereunder by the Lender shall be deemed a payment by the Borrower.

         9.15 Joint and Several Liability.

         This Agreement and the Notes are executed by more than one Borrower and each Borrower agrees to be jointly and severally liable hereon, and the release by the Lender of one or more such Borrowers shall not release or diminish the liability of the remaining Borrowers hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION    FIRST TEAM SPORTS, INC.

By:     /s/ Susan N. Mack                       By:    /s/ Kent A. Brunner
Name:   Susan N. Mack                           Name:  Kent A. Brunner
Title:   Vice President                         Title:    CFO

                                                HESPELER HOCKEY HOLDING, INC.

                                                By:   /s/ Kent A. Brunner
                                                Name: Kent A. Brunner
                                                Title:   CFO

                                                HESPELER HOCKEY COMPANY

                                                By:    /s/ Kent A. Brunner
                                                Name:  Kent A. Brunner
                                                Title:    CFO

                                                FIRST TEAM SPORTS GmbH

                                                By:    /s/ Kent A. Brunner
                                                Name:  Kent A. Brunner
                                                Title:  Acting Agent

                                Table of Contents



1. DEFINITIONS.................................................................1
    1.1 Definitions............................................................1
    1.2 Cross References......................................................10
2. AMOUNT AND TERMS OF THE CREDIT FACILITY....................................10
    2.1 Revolving Advances....................................................10
    2.2 Letters of Credit.....................................................11
    2.3 Payment of Amounts Drawn Under Letters of Credit;
        Obligation of Reimbursement...........................................11
    2.4 Term Advance..........................................................12
    2.5 Payment of Term Note..................................................12
    2.6 Interest; Default Interest; Participations; Usury.....................13
    2.7 Fees..................................................................13
    2.8 Computation of Interest and Fees; When Interest Due and Payable.......14
    2.9 Capital Adequacy......................................................14
    2.10 Voluntary Prepayment; Reduction of the Maximum Line; Termination
         of the Credit Facility by the Borrower...............................15
    2.11 Termination and Line Reduction Fees; Prepayment Fees.................15
    2.12 Mandatory Prepayment.................................................16
    2.13 Payment..............................................................16
    2.14 Payment on Non-Banking Days..........................................17
    2.15 Use of Proceeds......................................................17
    2.16 Liability Records....................................................17
3. SECURITY INTEREST; OCCUPANCY; SETOFF.......................................17
    3.1 Grant of Security Interest............................................17
    3.2 Notification of Account Debtors and Other Obligors....................17
    3.3 Assignment of Insurance...............................................18
    3.4 Occupancy.............................................................18
    3.5 License...............................................................18
    3.6 Financing Statement...................................................18
    3.7 Setoff................................................................20
4. CONDITIONS OF LENDING......................................................21
    4.1 Conditions Precedent to the Initial Revolving and Term Advance........21
    4.2 Conditions Precedent to All Advances..................................23
5. REPRESENTATIONS AND WARRANTIES.............................................23
    5.1 Corporate Existence and Power; Name; Chief Executive Office;
        Inventory and Equipment Locations; Tax Identification Number..........24
    5.2 Authorization of Borrowing; No Conflict as to Law or Agreements.......24
    5.3 Legal Agreements......................................................25
    5.4 Subsidiaries..........................................................25
    5.5 Financial Condition; No Adverse Change................................25
    5.6 Litigation............................................................25
    5.7 Regulation U..........................................................25
    5.8 Taxes.................................................................25
    5.9 Titles and Liens......................................................26
    5.10 Plans................................................................26
    5.11 Default..............................................................26
    5.12 Environmental Matters................................................26
    5.13 Submissions to Lender................................................27
    5.14 Financing Statements.................................................27
    5.15 Rights to Payment....................................................28
6. BORROWER'S AFFIRMATIVE COVENANTS...........................................28
    6.1 Reporting Requirements................................................28
    6.2 Books and Records; Inspection and Examination.........................30
    6.3 Account Verification..................................................31
    6.4 Compliance with Laws..................................................31
    6.5 Payment of Taxes and Other Claims.....................................31
    6.6 Maintenance of Properties.............................................31
    6.7 Insurance.............................................................32
    6.8 Preservation of Existence.............................................32
    6.9 Delivery of Instruments...............................................32
    6.10 Collateral Account...................................................32
    6.11 Key Person Life Insurance............................................33
    6.12 Performance by the Lender............................................33
    6.13 Minimum Net Worth....................................................34
    6.14 Minimum Earnings After Taxes.........................................34
    6.15 New Covenants........................................................34
7. NEGATIVE COVENANTS.........................................................34
    7.1 Liens.................................................................34
    7.2 Indebtedness..........................................................35
    7.3 Guaranties............................................................35
    7.4 Investments and Subsidiaries..........................................35
    7.5 Dividends.............................................................36
    7.6 Sale or Transfer of Assets; Suspension of Business Operations.........36
    7.7 Consolidation and Merger; Asset Acquisitions..........................36
    7.8 Sale and Leaseback....................................................36
    7.9 Restrictions on Nature of Business....................................37
    7.10 Accounting...........................................................37
    7.11 Discounts............................................................37
    7.12 Defined Benefit Pension Plans........................................37
    7.13 Other Defaults.......................................................37
    7.14 Place of Business; Name..............................................37
    7.15 Organizational Documents; S Corporation Status.......................38
    7.16 Change in Ownership..................................................38
8. EVENTS OF DEFAULT, RIGHTS AND REMEDIES.....................................38
    8.1 Events of Default.....................................................38
    8.2 Rights and Remedies...................................................40
    8.3 Certain Notices.......................................................41
9. MISCELLANEOUS..............................................................41
    9.1 No Waiver; Cumulative Remedies........................................41
    9.2 Amendments............................................................41
    9.3 Addresses for Notices.................................................41
    9.4 Further Documents.....................................................42
    9.5 Collateral............................................................42
    9.6 Costs and Expenses....................................................43
    9.7 Indemnity.............................................................43
    9.8 Participants..........................................................44
    9.9 Execution in Counterparts.............................................44
    9.10 Binding Effect; Assignment; Complete Agreement; Exchanging
         Information..........................................................44
    9.11 Severability of Provisions...........................................44
    9.12 Headings.............................................................44
    9.13 Governing Law; Jurisdiction, Venue; Waiver of Jury Trial.............45
    9.14 Taxes................................................................45
    9.15 Joint and Several Liability..........................................46